Exhibit 99.1



             Ameron Reports Strong Third-Quarter Results


    PASADENA, Calif.--(BUSINESS WIRE)--Sept. 26, 2005--Ameron International Corporation (NYSE:AMN) earned $1.58 per diluted share on sales of $193.0 million in the third quarter ended August 28, 2005. In the third quarter of 2004, Ameron reported a loss of $1.05 per diluted share on sales of $155.4 million. Prior year's results included the costs of terminating two executive benefit plans. Excluding the plan termination costs, Ameron would have earned $.72 per share in the third quarter of 2004.
    For the first nine months of 2005, Ameron earned $2.26 per diluted share on sales of $508.1 million, compared to a loss of $.56 per share on sales of $435.6 million in the first nine months of 2004. Excluding the plan termination costs, Ameron would have earned $1.22 per share in the first three quarters of 2004.
    "Ameron's operating segments continued to perform very well in the third quarter," commented James S. Marlen, Ameron's Chairman, President and Chief Executive Officer. "The Water Transmission Group had an outstanding quarter, and both the Infrastructure Products and Fiberglass-Composite Pipe Groups operated at record levels. Year-to-date 2005 sales and earnings also exceeded the normalized results of the first nine months in 2004 because of the strength of operations, in spite of higher legal costs and expenses in the second quarter of 2005."
    The Water Transmission Group's profits more than tripled in the third quarter as sales were over 50% greater than in the third quarter of 2004. The Water Transmission Group continued to benefit from the relatively strong order backlog associated with two large projects in California. While demand for Ameron's traditional water and wastewater piping remains muted due to fiscal constraints and a cyclical downturn in water infrastructure spending in Ameron's markets, interest in Ameron's steel fabrication capabilities for the production of towers for wind-powered electrical generation has increased. The long-term forecast remains positive, given the need for water and energy infrastructure; and the short-term outlook remains positive due to the strong backlog.
    The Fiberglass-Composite Pipe Group's profits rose in the third quarter on higher sales. Sales continued to increase due to demand for onshore oilfield piping and for marine piping supplied by Asian operations, while sales by European operations into Europe and the Middle East were lower due to weaker demand and competitive pressures. The backlog for oilfield and marine tubing remains at record levels. Ameron's new Malaysian plant is scheduled to begin operations in the first quarter of 2006. The forecast for the Fiberglass-Composite Pipe Group is positive based on the strength of the oil and marine industries.
    Compared to prior year, the Performance Coatings & Finishes Group's third-quarter profits increased on higher sales. Sales of heavy-duty industrial coatings in the U.S. increased in the third quarter of 2005, compared to the same period in 2004. Corresponding sales of lighter-duty product finishes in Australia and New Zealand also increased. Profits rose $1.7 million on higher sales and included a $1.4 million gain from the sale of excess land. Demand for industrial and marine coatings in the U.S. continues to show signs of improvement. Additionally, the Performance Coatings & Finishes Group is expected to participate in the rebuilding of chemical, oil and industrial infrastructure throughout the U.S. Gulf Coast.
    The Infrastructure Products Group's sales and profits improved in the third quarter of 2005, as both Pole and Hawaiian operations had increased profits due to higher sales. Sales of steel and concrete poles rose due to the continued strength of housing construction throughout the U.S. Additionally, Ameron benefited from a major pole-replacement program sponsored by a utility in Southern California. Hawaiian quarry and ready-mix operations benefited from strong construction levels in Hawaii. The forecast for the Infrastructure Products Group remains favorable due to the level of construction throughout the U.S.
    TAMCO, Ameron's 50%-owned steel mini-mill in Southern California, had higher sales but lower profits in the third quarter of 2005, compared to the third quarter of 2004. Higher sales volumes were more than offset by lower pricing and increased conversion costs. Steel pricing remains firm but lower than at the same time last year. TAMCO continues to forecast a strong performance for 2005.
    James Marlen continued, "Ameron's businesses have performed well throughout 2005. Unfortunately, several of our employees and their families in the New Orleans area were dislocated by Hurricane Katrina; but Ameron's operations were only minimally affected. We continue to forecast that Ameron will achieve a solid performance in 2005."
    Management measures the Company's financial performance based on operating results without the impact of non-routine items, and believes that non-GAAP earnings per share, excluding the non-routine items described above, provides a more meaningful comparison of year-over-year operating results. Non-GAAP earnings and earnings per share are calculated as follows:


                           Three Months Ended     Nine Months Ended
                         ---------------------- ----------------------
                         August 28, August 29,  August 28, August 29,
                            2005       2004        2005       2004
                          ---------- ----------  ---------- ----------
(In thousands, except share and per share data)

Net Income/(Loss)  as
 Reported                $   13,528 $   (8,775) $   19,279 $   (4,655)

Plus:  Pension Plan
 Curtailment/Settlement,
 Net of Taxes                     -     14,926           -     14,926
                          ---------- ----------  ---------- ----------

Non-GAAP Net Income      $   13,528 $    6,151  $   19,279 $   10,271
                          ========== ==========  ========== ==========

Weighted Average Shares
 (Diluted)                8,553,247  8,507,129   8,524,644  8,438,795

Non-GAAP Earnings Per
 Share (Diluted)         $     1.58 $      .72  $     2.26 $     1.22
                          ========== ==========  ========== ==========


    Ameron International Corporation is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Traded on the New York Stock Exchange (AMN), Ameron is a leading producer of water transmission lines; high-performance coatings and finishes for the protection of metals and structures; fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials and products used in infrastructure projects. The Company operates businesses in North America, South America, Europe, Australasia and Asia. It also participates in several joint-venture companies in the U.S., Saudi Arabia, Kuwait and Egypt.

    Cautionary statement for purposes of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to the forecasted, estimated or anticipated future results of Ameron International Corporation ("Ameron" or the "Company") are forward-looking and reflect the Company's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron's businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economies worldwide, can affect Ameron's results. Forward-looking statements represent the Company's judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.


                   Ameron International Corporation
             Condensed Consolidated Statements of Income
        Three Months Ended August 28, 2005 and August 29, 2004
                (In thousands, except per share data)
                             (Unaudited)

                                                     2005      2004
                                                   --------- ---------
Sales                                             $ 193,047 $ 155,413
Cost of Sales                                      (140,395) (117,168)
                                                   --------- ---------
Gross Profit                                         52,652    38,245
Selling, General and Administrative Expenses        (36,184)  (35,414)
Pension Plan Curtailment/Settlement                       -   (12,817)
Other Income                                          2,445       740
                                                   --------- ---------
Income/(Loss) before Interest, Income Taxes and
  Equity in Earnings of Joint Venture                18,913    (9,246)

Interest Expense, Net                                (1,492)   (1,193)
                                                   --------- ---------
Income/(Loss) before Income Taxes and Equity
  in Earnings of Joint Venture                       17,421   (10,439)
Provision for Income Taxes                           (7,012)   (2,921)
                                                   --------- ---------
Income/(Loss) before Equity in Earnings
       of Joint Venture                              10,409   (13,360)
Equity in Earnings of Joint Venture, Net of Taxes     3,119     4,585
                                                   --------- ---------
Net Income/(Loss)                                 $  13,528 $  (8,775)
                                                   ========= =========

Net Income/(Loss) Per Diluted Share               $    1.58 $   (1.05)
                                                   ========= =========

Cash Dividends Paid Per Share                     $     .20 $     .20
                                                   ========= =========


                   Ameron International Corporation
             Condensed Consolidated Statements of Income
        Nine Months Ended August 28, 2005 and August 29, 2004
                 (In thousands, except per share data)
                              (Unaudited)

                                                   2005        2004
                                               ----------- -----------
Sales                                         $   508,064 $   435,597
Cost of Sales                                    (377,582)   (330,827)
                                               ----------- -----------
Gross Profit                                      130,482     104,770
Selling, General and Administrative Expenses     (109,183)   (100,360)

Pension Plan Curtailment/Settlement                     -     (12,817)
Other Income                                        4,421       2,794
                                               ----------- -----------

Income/(Loss) before Interest, Income Taxes
 and Equity in Earnings of Joint Venture           25,720      (5,613)

Interest Expense, Net                              (3,980)     (4,462)
                                               ----------- -----------
Income/(Loss) before Income Taxes and Equity
  in Earnings of Joint Venture                     21,740     (10,075)
Provision for Income Taxes                         (8,696)     (3,041)
                                               ----------- -----------
Income/(Loss) before Equity in Earnings
       of Joint Venture                            13,044     (13,116)
Equity in Earnings of Joint Venture, Net of
 Taxes                                              6,235       8,461
                                               ----------- -----------
Net Income/(Loss)                             $    19,279 $    (4,655)
                                               =========== ===========

Net Income/(Loss) Per Diluted Share           $      2.26 $      (.56)
                                               =========== ===========

Cash Dividends Paid Per Share                 $       .60 $       .60
                                               =========== ===========

                   Ameron International Corporation
           Condensed Consolidated Statements of Cash Flows
        Nine Months Ended August 28, 2005 and August 29, 2004
                            (In thousands)
                             (Unaudited)


                                                     2005      2004
                                                    --------  --------
Operating Activities
  Net (Loss)/Income                                $ 19,279  $ (4,655)
  Adjustments to Reconcile Net (Loss)/Income
    to Net Cash Provided by Operations               14,389    15,162
  Changes in Operating Assets
    and Liabilities                                 (41,673)    9,524
                                                    --------  --------
Net Cash Provided by Operations                      (8,005)   20,031

Investing Activities
  Proceeds from Sale of Assets                        2,389       284
  Additions to Property, Plant
    and Equipment                                   (17,402)  (13,086)
                                                    --------  --------
Net Cash Used in Investing Activities               (15,013)  (12,802)

Financing Activities
  Short and Long-Term Borrowings, Net                17,358       655
  Debt Issuance Costs                                     -      (473)
  Dividends on Common Stock                          (5,089)   (5,015)
  Issuance of Common Stock                            1,834     3,220
  Change in Treasury Stock                             (501)     (251)
                                                    --------  --------
Net Cash Used in Financing Activities                13,602    (1,864)

Effect of Exchange Rate Changes on
  Cash and Cash Equivalents                            (276)      153
                                                    --------  --------
Net Change in Cash and Cash Equivalents            $ (9,692) $  5,518
                                                    ========  ========

                   Ameron International Corporation
                Condensed Consolidated Balance Sheets
                            (In thousands)

                                              August 28,  November 30,
                                                2005         2004
                                             (Unaudited)
                                              -----------  -----------
ASSETS
Current Assets
  Cash and Cash Equivalents                  $    20,432  $    30,124
  Receivables, Net                               188,898      162,636
  Inventories                                    106,265       90,297
  Deferred Income Taxes                           15,527       15,526
  Prepaid Expenses and Other Current Assets       12,861       11,032
                                              -----------  -----------
    Total Current Assets                         343,983      309,615
Investments in Joint Ventures
  Equity Method                                   16,005       16,042
  Cost Method                                      5,922        5,922
Property, Plant and Equipment, Net               153,838      153,651
Deferred Income Taxes                              5,997        6,029
Goodwill and Intangible Assets                    13,443       13,795
Other Assets                                      42,851       38,883
                                              -----------  -----------
  Total Assets                               $   582,039  $   543,937
                                              ===========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Current Portion of Long-Term Debt          $    18,333  $    18,333
  Trade Payables                                  51,489       49,156
  Accrued Liabilities                             60,095       53,221
  Income Taxes Payable                             5,711        8,092
                                              -----------  -----------
    Total Current Liabilities                    135,628      128,802
Long-Term Debt, Less Current Portion              92,569       75,349
Other Long-Term Liabilities                       63,819       60,619
                                              -----------  -----------
  Total Liabilities                              292,016      264,770
Stockholders' Equity
  Common Stock                                    28,084       27,745
  Additional Paid-In Capital                      24,885       21,903
  Unearned Restricted Stock                       (2,544)      (2,300)
  Retained Earnings                              315,203      301,013
  Accumulated Other Comprehensive Loss           (26,330)     (20,420)
  Treasury Stock                                 (49,275)     (48,774)
                                              -----------  -----------
    Total Stockholders' Equity                   290,023      279,167
                                              -----------  -----------
  Total Liabilities and Stockholders' Equity $   582,039  $   543,937
                                              ===========  ===========


    CONTACT: Ameron International Corporation
             James S. Marlen, 626-683-4000
             (Chairman, President and Chief Executive Officer)
             Gary Wagner, 626-683-4000
             (Senior Vice President, Chief Financial Officer)